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                                                                   Exhibit 11.01




         MARTIN MARIETTA MATERIALS, INC. AND CONSOLIDATED SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                      For the Three Months Ended March 31
            (Amounts in Thousands, Except Share and Per Share Data)




                                                                               1996            1995
                                                                           -----------     -----------
Net earnings............................................................   $     4,337     $     8,229
                                                                            ==========      ==========

Weighted average number of common shares outstanding....................    46,079,300      46,079,300
                                                                            ==========      ==========

Net earnings per common share...........................................   $      0.09     $      0.18
                                                                            ==========      ==========


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